UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 10, 2021
OTTER TAIL CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	0-53713 (Commission File Number)	27-0383995 (I.R.S. Employer Identification No.)
215 South Cascade Street, P.O. Box 496, Fergus Falls, MN 56538-0496
(Address of principal executive offices, including zip code)
(866) 410-8780
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $5.00 per share	OTTR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement
On June 10, 2021, Otter Tail Power Company (the “Company”), a wholly owned subsidiary of Otter Tail Corporation (“OTC”), entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with the purchasers named therein (the “Purchasers”), pursuant to which the Company has agreed to issue to the Purchasers, in a private placement transaction, $230,000,000 aggregate principal amount of the Company’s senior unsecured notes consisting of (a) $40,000,000 in aggregate principal amount of its 2.74% Series 2021A Senior Unsecured Notes due November 29, 2031 (the “Series 2021A Notes”), (b) $100,000,000 in aggregate principal amount of its 3.69% Series 2021B Senior Unsecured Notes due November 29, 2051 (the “Series 2021B Notes”) and (c) $90,000,000 in aggregate principal amount of its 3.77% Series 2022A Senior Unsecured Notes due May 20, 2052 (the “Series 2022A Notes”; and together with the Series 2021A Notes and the Series 2021B Notes, the “Notes”). The Series 2021A Notes and the Series 2021B Notes are expected to be issued on November 29, 2021. The Series 2022A Notes are expected to be issued on May 20, 2022. The issuance of the Notes is subject to the satisfaction of certain customary conditions to closing.
The Note Purchase Agreement allows the Company to prepay all or any part of the Notes (in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment) at 100% of the principal amount so prepaid, together with unpaid accrued interest and a make-whole amount; provided that if no default or event of default exists under the Note Purchase Agreement, any prepayment made by the Company of all of the (a) Series 2021A Notes then outstanding on or after May 29, 2031, (b) Series 2021B Notes then outstanding on or after May 29, 2051 or (c) Series 2022A Notes then outstanding on or after November 20, 2051 will be made without any make-whole amount. The Note Purchase Agreement also requires the Company to offer to prepay all outstanding Notes at 100% of the principal amount together with unpaid accrued interest in the event of a Change of Control (as defined in the Note Purchase Agreement) of the Company.
The Note Purchase Agreement contains a number of restrictions on the business of the Company that are effective upon execution of the Note Purchase Agreement. These include restrictions on the Company’s abilities to merge, sell substantially all assets, create or incur liens on assets, guarantee the obligations of any other party, and engage in transactions with affiliates. The Note Purchase Agreement also contains other negative covenants and events of default, as well as certain financial covenants. Specifically, the Company may not permit its Interest-bearing Debt (as defined in the Note Purchase Agreement) to exceed 60% of Total Capitalization (as defined in the Note Purchase Agreement), determined as of the end of each fiscal quarter. The Company is also restricted from allowing its Priority Indebtedness (as defined in the Note Purchase Agreement) to exceed 20% of Total Capitalization, determined as of the end of each fiscal quarter.
The Company intends to use the proceeds of the Notes to refinance existing indebtedness and for general corporate purposes.
The summary in this Item 1.01 of the material terms of the Note Purchase Agreement is qualified in its entirety by reference to the full text of the Note Purchase Agreement, a copy of which is filed as Exhibit 4.1 hereto and incorporated herein by reference.
J.P. Morgan Securities, LLC (“J.P. Morgan”) and Wells Fargo Securities, LLC (“WFS”) acted as placement agents (the “Agents”) in connection with the Notes. The Agents and certain of their affiliates have had, and may in the future have, investment banking and other commercial dealings with the Company and its other affiliates, for which the Agents or their affiliates have received and may in the future receive customary compensation. Such dealings in the past five years have included the following:
(i) Wells Fargo Bank, National Association, an affiliate of WFS, and JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan, are parties to OTC’s Third Amended and Restated Credit Agreement as amended as of October 31, 2019, and the Company’s Second Amended and Restated Credit Agreement as amended as of October 31, 2019;
(ii) J. P. Morgan acted as a placement agent in connection with a Note Purchase Agreement dated as of November 14, 2017 for the private placement of the Company’s $100,000,000 4.07% Series 2018A Senior Unsecured Notes due February 7, 2048; and
(iii) J.P. Morgan and an affiliated entity acted as agents in connection with a Term Loan to OTC dated February 5, 2016 in the amount of a $50,000,000, which was subsequently repaid in full in 2017, and the agreement terminated in 2018.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information contained in Item 1.01 above regarding the Company’s entry into the Note Purchase Agreement is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits

(d)	Exhibits

	4.1	Note Purchase Agreement dated as of June 10, 2021 between Otter Tail Power Company and the Purchasers named therein
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OTTER TAIL CORPORATION

Date: June 14, 2021	By:	/s/ Kevin G. Moug
Kevin G. Moug
Chief Financial Officer